                                                                    EXHIBIT 2(b)


                               ARTICLES OF MERGER

                                       OF

                            TECHNOLOGY GUARDIAN, INC.

                                       AND

                            TECHNOLOGY GUARDIAN, INC.
                        FORMERLY U.S. CONNECT 1995, INC.

To the Secretary of State
State of Nevada

        Pursuant to the provisions of Chapter 78, Nevada Revised Statutes, the corporations herein named do hereby adopt the following Articles of Merger.

        1. Annexed hereto and made a part hereof is the Plan of Merger for merging Technology Guardian, Inc., a corporation for profit organized under the laws of the State of California, with and into Technology Guardian, Inc., formerly U.S. Connect 1995, Inc., a corporation for profit organized under the laws of the State of Nevada. The said Plan of Merger has been adopted by the Board of Directors of Technology Guardian Inc. and by the Board of Directors of Technology Guardian, Inc., formerly U.S. Connect 1995, Inc.

        2. The Plan of Merger was approved by a majority of the outstanding shareholders of Technology Guardian, Inc. pursuant to the provisions of the California Corporation Code.

        3. The said Plan of Merger was approved by a majority of the outstanding shareholders of Technology Guardian, Inc. formerly U.S. Connect 1995, Inc. pursuant to the provisions of Chapter 78, Nevada Revised Statutes.

        4. The merger herein provided for shall become effective in the State of Nevada on September , 1998.

Signed on September      , 1998



                                   TECHNOLOGY GUARDIAN, INC.



                                    By  /s/ DAVID B. COULTER
                                        -------------------------------------
                                        David B. Coulter, President



                                    By  /s/  CHESTER L. NOBLETT, JR.
                                        -------------------------------------
                                        Chester L. Noblett, Jr., Secretary



                                    TECHNOLOGY GUARDIAN, INC.
                                    FORMERLY U.S. CONNECT 1995, INC.



                                    By  /s/ CHARLES MCGUIRK
                                        -------------------------------------
                                        Charles McGuirk, President



                                    By  /s/ Charles Peterson
                                        -------------------------------------
                                        Charles Peterson, Secretary